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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Glacier Bancorp, Inc.:

We consent to incorporation by reference in the registration statements
(No. 333-36514, No. 333-105995, No. 333-52498 and No.333-64924) on Forms
S-8 of our reports dated March 15, 2005 relating to the consolidated statements of financial condition of Glacier Bancorp, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 which reports appear in the December 31, 2004 annual report on Form 10-K of Glacier Bancorp, Inc.

/s/ KPMG

Billings, Montana
March 15, 2005